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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               NOVEMBER 21, 1995
                               -----------------

                           FERROFLUIDICS CORPORATION
                           -------------------------
               (Exact name of registrant as specified in charter)



       MASSACHUSETTS                    0-10734                 02-0275185
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(State or other jurisdiction    (Commission file number)    (IRS employer
     of incorporation)                                      identification no.)



                 40 SIMON STREET, NASHUA, NEW HAMPSHIRE  03061
                 ---------------------------------------------
              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (603) 883-9800
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             There are 10 pages in this Report, including exhibits.


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Item 4.  Changes in Registrant's Certifying Accountant
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     On November 21, 1995, the Company terminated the appointment of Coopers &
Lybrand LLP as independent accountants for the Company. The decision not to renew the engagement of Coopers & Lybrand LLP followed a determination by management and the Audit Committee, approved by the Board of Directors, that it was in the interest of the Company to periodically review the relationship between the Company and its independent accounting firm with respect to services provided and fees charged. For the fiscal year ended June 30, 1995 and several years prior thereto Coopers & Lybrand LLP had examined and reported upon the Company's financial statements and had served as the Company's independent accountants. The Company has not yet engaged an independent accounting firm to perform the audit for the fiscal year ending June 30, 1996, but has received proposals from certain accounting firms and expects to make a decision shortly.

     In connection with the audits of the two fiscal years ended June 30, 1994 ("fiscal 1994") and June 30, 1995 ("fiscal 1995"), and during the subsequent interim period through November 21, 1995, there were no disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of Coopers & Lybrand LLP on the consolidated financial statements of the Company for fiscal 1994 and fiscal 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows.
In the Report of Independent Accountants furnished to the Company by Coopers & Lybrand LLP on January 26, 1994, in connection with the audit for the fiscal year ended June 30, 1993 ("fiscal 1993"), Coopers & Lybrand LLP stated, among other things, that based upon their understanding of the underlying circumstances leading to the departure of the Company's former chief executive officer and chief financial officer subsequent to June 30, 1993, Coopers & Lybrand LLP could not rely on those individuals' representations nor could Coopers & Lybrand LLP be certain that they had been provided with all appropriate documentation relevant to the transactions which such individuals had initiated or for which they were responsible, and accordingly, that the scope of Coopers & Lybrand LLP's work was not sufficient to enable them to express, and they did not express, an opinion on the consolidated statements of operations, stockholders' equity and cash flows for any of the three years in the period ended June 30, 1993. The Report of Independent Accountants furnished to the Company by Coopers & Lybrand LLP on each of October 20, 1994 and August 31, 1995, in connection with the audits for fiscal 1994 and fiscal 1995, respectively, contains similar disclosure as to the inability of Coopers & Lybrand LLP to express an opinion on the consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1993 and June 30, 1992 in the case of the October 20, 1994 report, and June 30, 1993 in the case of the August 31, 1995 report.

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     The inability of Coopers & Lybrand LLP to express an opinion in connection with certain financial statements of the Company and to rely upon the representations of former management relates only to fiscal 1993, and, as stated by Coopers & Lybrand LLP in their audit reports, resulted from the circumstances which led to the departure of the former chief executive officer and the former chief financial officer from the Company during fiscal 1994. Prior to the rendering by Coopers & Lybrand LLP of their audit report for fiscal 1993, certain members of the Board of Directors and the new management of the Company discussed with Coopers & Lybrand LLP the nature and scope of such audit report. The Company has authorized Coopers & Lybrand LLP to respond fully to the inquiries of the Company's successor accountants concerning the subject matter of the fiscal 1993 audit report.

     In a letter dated August 9, 1994 (the "August 1994 Letter"), Coopers & Lybrand LLP noted that certain elements of the Company's internal control structure under prior management which were previously communicated to the Company did not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. Certain members of the Board of Directors and the new management of the Company have discussed with Coopers & Lybrand LLP the matters identified in the August 1994 Letter, and, subsequent to receiving the August 1994 Letter, the Company believes that it has taken such actions as were necessary to cure any potential material weaknesses in its internal accounting control structure which may have resulted from actions taken by prior management. The Company has authorized Coopers & Lybrand LLP to respond fully to the inquiries of the Company's successor accountants concerning the subject matter of the August 1994 Letter. As noted below, the Report of Independent Accountants furnished to the Company by Coopers & Lybrand LLP on August 31, 1995, in connection with the audit for fiscal 1995, does not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles with respect to the financial statements for fiscal 1995 or fiscal 1994. Except as provided above, Coopers & Lybrand LLP has not advised the Company of any inability to rely upon management's representations nor have there been any other reportable events of the type required to be disclosed pursuant to the applicable regulations of the Securities and Exchange Commission.

     Additionally, in the Report of Independent Accountants furnished to the Company by Coopers & Lybrand LLP on October 20, 1994, in connection with the audit for fiscal 1994, Coopers & Lybrand LLP stated, among other things, that because of the inherent uncertainty associated with the valuations of foreign privately held entities, the estimated fair value reflected in the financial statements of a $3,669,000 investment by the Company in a foreign entity may differ from the value that would be determined by negotiation between parties in a sales transaction, and the difference could be material. As a result of a violation at that time of a covenant contained in the Company's 1986 Industrial Revenue Bond, Coopers & Lybrand LLP also stated in its fiscal 1994 audit report that the financial statements had been prepared assuming that the Company would continue as a going concern; that if the Company were unable to resolve this violation it could result in a default under the Company's 1986 Industrial Revenue Bond and the Company's domestic credit facility which, in turn, could result in the acceleration of all amounts due under these debt obligations; that the situation raised substantial doubt about the Company's ability to continue as a going concern; that in recognition of the situation all amounts due under these debt obligations were classified as

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current liabilities in the financial statements; and that the financial statements did not include any other adjustments that might result from the outcome of this uncertainty.

     The Report of Independent Accountants furnished to the Company by Coopers & Lybrand LLP on August 31, 1995, in connection with the audit for fiscal 1995, does not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles with respect to the financial statements for fiscal 1995 or fiscal 1994.

Item 7.  Financial Information, PRO FORMA Financial Information and Exhibits.
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
   Exhibit No                               Description
   ----------                               -----------
      16.1                                  Letter from Coopers & Lybrand LLP


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         FERROFLUIDICS CORPORATION




Date: December 8, 1995                By: /s/ Paul F. Avery, Jr.
                                          --------------------------
                                          Paul F. Avery, Jr.
                                          Chief Executive Officer









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